Exhibit 23.1


INDEPENDENT AUDITORS' REPORT

Alba-Waldensian, Inc. and Subsidiaries:

We consent to the incorporation by reference in Registration Statement No. 33-15833 on Form S-8 of our reports dated February 11, 1994 appearing in or incorporated by reference in the Annual Report on Form 10-K of Alba-Waldensian, Inc. and subsidiaries for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP
Hickory, North Carolina
April 3, 1995


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